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                                                                   EXHIBIT 10.27

                                  SUBLEASE AGREEMENT


    THIS SUBLEASE AGREEMENT is entered into effective as of the 17th day of September, 1996, by and between IVI PUBLISHING, INC., a Minnesota corporation ("SUBLESSOR") and REALITY INTERACTIVE, a Minnesota corporation ("SUBLESSEE").


                                       RECITALS

    Sublessor is the tenant under a lease with Ryan/Wilson Limited Partnership, a Minnesota limited partnership (the "OWNER") dated March 30, 1994 (the "MAIN LEASE") for the Leased Premises as defined in the Main Lease and as shown on attached EXHIBIT A, (the "MAIN LEASE PREMISES") located in the building at 7500 Flying Cloud Drive, Eden Prairie, Minnesota 55344 (the "BUILDING").

    The Main Lease is incorporated herein by reference as fully as if the terms and provisions were set forth in full in this Sublease Agreement, except those terms specifically excluded in or modified by this Sublease Agreement.

    Sublessee desires to sublease from Sublessor that portion of the Main Lease Premises located on the fourth (4th) floor of the Building, and shown by cross-hatching on attached EXHIBIT A (the "PREMISES") and Sublessor desires to sublease the Premises to Sublessee.

    THEREFORE, in consideration of the mutual promises of the parties set forth in this Sublease Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:


1.  PREMISES

    Sublessor hereby leases to Sublessee, and Sublessee hereby takes from Sublessor, the Premises, subject to and together with the benefit of the terms, covenants, conditions and provisions of this Sublease Agreement applicable thereto. The Premises shall be deemed to be comprised of 21,184 rentable square feet.


2.  TERM

    The term of this Sublease Agreement (the "TERM") shall be two (2) years and six (6) months commencing on December 1, 1996 (the "COMMENCEMENT DATE") and terminating on the day of May 31, 1999, unless sooner terminated as provided herein.


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3.  USE

    Sublessee shall use the Premises for any purpose permitted in the Main
Lease.


4.  BASE RENT AND ADDITIONAL RENT

         A. Sublessee agrees to pay Sublessor during the Term, Base Rent at the rate or rates set forth on the Addendum attached hereto as EXHIBIT B, payable in equal monthly installments, in advance, on the first day of each and every month during the Term. In the event the Term commences on a day other than the first day of a calendar month, Sublessee shall pay Base Rent for said fractional month prorated on the basis of a thirty (30) day period.

         B.  Sublessee agrees to pay Sublessor during the Term, Additional
Rent, as defined in the Main Lease, at the same rates and on the same basis as Sublessor has agreed to pay to Owner under the Main Lease. If the Premises are comprised of less than the entire Main Lease Premises, then the Additional Rent payable by Sublessee hereunder shall be calculated by multiplying the Additional Rent payable by Sublessor under the Main Lease by a fraction, the numerator of which is the rentable area of the Premises, and the denominator of which is the rentable area of the Main Lease Premises.

         C. Sublessee shall also be responsible for paying a pro-rata share of the utility charges for which Sublessor is responsible under the Main Lease. This share shall be a fraction, the numerator of which is the rentable area of the Premises, and the denominator of which is the rentable area of the Main Lease Premises.

         D. The parties acknowledge and agree that Sublessee shall timely pay all Base Rent, Additional Rent, and any other charges which are Sublessee's obligation hereunder.

         E. All Base Rent and Additional Rent payable by Sublessee under this Sublease shall be paid, without notice or prior demand therefor and without any deduction or set-off whatsoever, to Sublessor, at the address set out in Article 14 hereof or at such place as Sublessor may designate from time to time by written notice to Sublessee given in the manner set out in Article 14 hereof.

         F. The parties acknowledge that the Additional Rent currently payable by Sublessor under the Main Lease equals $9.56 per square foot annually. The parties also acknowledge that the Additional Rent is subject to the adjustments and increases set forth in the Main Lease.


5.  MAIN LEASE

         A. Except as may be inconsistent with the provisions of this Sublease Agreement, the terms, provisions, covenants and conditions of the Main Lease are incorporated



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herein by reference in like manner as though the same were specifically set forth herein. Except as may be otherwise specifically provided herein, Sublessee shall have all rights and privileges and assumes and agrees to keep and perform, as to the Premises, all of the obligations, conditions and covenants of the Tenant set forth under the Main Lease as though Sublessee were substituted as Tenant thereunder. It is agreed and understood between the parties hereto that the Sublessee obtains and is granted no more rights and privileges, as to the Premises, under this Sublease Agreement than Sublessor was granted as Tenant under the Main Lease.

         B. The obligations, conditions and covenants of the Owner as the Landlord under the Main Lease shall remain the Owner's, and Sublessor shall not be required to perform the same in the event of a default by the Owner. Notwithstanding the foregoing, Sublessor shall have, with respect to the Premises, all of the rights and privileges of the Owner as Landlord under the Main Lease, except as herein otherwise specifically provided.

         C. Sublessor and Sublessee each agree not to do, suffer, or permit anything to be done which would result in a default under the Main Lease, or cause the Main Lease to be terminated or forfeited.


6.  PAYMENT OF COSTS AND FEES

    Sublessee will pay and discharge all costs, attorneys fees and expenses that may be incurred by Sublessor in enforcing the covenants and agreements of this Sublease Agreement, or which may be incurred by Owner in enforcing the covenants and agreements of the Main Lease as a result of a default by Sublessee hereunder.


7.  INSURANCE

    Sublessee shall maintain, as to the Premises, all insurance required to be maintained, by Sublessor as Tenant, under the Main Lease, and have Sublessor and Owner named as additional insureds thereon. The insurance policies maintained by Sublessee shall provide that the same may not be cancelled, terminated or altered without thirty (30) days' prior written notice sent by certified mail, return receipt requested, to Sublessor and Owner. The insurance maintained by Sublessee shall contain an express waiver of claims and subrogation in favor of Sublessor and Owner.


8.  INDEMNIFICATION

    Sublessee agrees that it will indemnify and hold Sublessor and Owner forever harmless as provided in Article 12 of the Main Lease, which indemnification shall also include any and all responsibility or liability which Sublessor may incur by virtue of this Sublease Agreement arising out of any failure of Sublessee in any respect to comply with and perform the requirements and provisions of the Main Lease (attributable to the Premises), or this Sublease Agreement.


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9.  ASSIGNMENT/TRANSFER

    Sublessee shall not transfer, sell, assign or pledge this Sublease or further sublease the Premises, or any part thereof, without (i) compliance with the requirements of the Main Lease relating thereto and (ii) obtaining the prior written consent of the Sublessor and Owner. Owner and Sublessor have legitimate concerns regarding the compatibility of new or different occupants of the Premises, including concerns based upon the use to which such occupants may make of the Premises, and may therefore withhold their consent to any such transfer based upon any concern they or either of them may have regarding the use to which the proposed transferee may put the Premises or based upon other justifiable concerns related to possible lack of harmony between the use of the proposed transferee and other uses or occupants in the Building or concerns related to the financial strength, character or reputation of the proposed transferee. No transfer of any nature shall relieve Sublessee of primary liability to Sublessor hereunder unless Sublessor agrees in writing.


10.  ALTERATIONS AND IMPROVEMENTS

    Sublessee shall not make any alterations or improvements to the Premises without (i) complying with the terms of the Main Lease relating thereto and (ii) obtaining the prior written consent of Sublessor and Owner. Sublessor's consent may be conditioned upon Sublessor being provided with plans and specifications for the proposed alteration or improvement, information regarding the identity of the persons who will perform the work or provide the materials, security against mechanic's liens (all of which must be reasonably acceptable to Sublessor) and receipt of Owner's consent. All such work must be done in a workmanlike fashion using new, first-grade materials. Sublessee shall be responsible for the reasonable costs incurred by Sublessor and Owner in reviewing any plans and specifications to be submitted pursuant to this Article.


11.  SURRENDER OF THE PREMISES

    Upon the expiration of the Term of this Sublease Agreement, Sublessee shall remove its equipment and trade fixtures promptly (immediately repairing any damage caused thereby) and quit and surrender the Premises in the condition existing as of the date hereof.



12.  DEFAULT/REMEDIES

         A. If any one or more of the following events occurs, then Sublessee shall be deemed to be in default under this Sublease Agreement:

              1. Sublessee fails to pay, when due, the Base Rent, Additional Rent or other charges provided for under this Sublease Agreement;


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              2.   Sublessee fails to keep, observe or perform any of the other terms, covenants and conditions herein to be kept, observed and performed by Sublessee under this Sublease Agreement for more than (i) five (5) days after payment is due (in the case of a monetary default) or (ii) twenty (20) days after written notice is given to Sublessee specifying the nature of such default (in the case of a non-monetary default). Notwithstanding the foregoing, if the applicable grace period set forth in the Main Lease shall be shorter than that provided herein, the grace period set forth in the Main Lease shall supersede the grace period set forth in this subparagraph.

         B. If a default occurs, then Sublessor shall be entitled to exercise any and all of the rights and remedies available at law or in equity, including those provided to the Owner as Landlord under the Main Lease. Any remedies under this Sublease Agreement shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies available to Sublessor existing at law or in equity. Owner shall be entitled to enforce the provisions of the Main Lease against Sublessee to the extent the same are violated by Sublessee.


13.  CONSENTS

         A. Wherever the Owner's consent as Landlord is required by the provisions of the Main Lease, the Sublessee must, in addition to securing such consent, also obtain the prior written consent of the Sublessor.

         B. In no event shall Sublessee be entitled to any damages for any withholding or delay in either Sublessor or Owner giving its consent and Sublessee understands and agrees that its remedies shall be limited to an action for summary judgment, an injunction or declaratory judgment.


14.  NOTICES

         A. Sublessor shall immediately forward to Sublessee all notices of default received by Sublessor from Owner as Landlord under the Main Lease. Sublessee shall forward to Sublessor all reports and written statements concerning the Premises required of the Tenant under the Main Lease at least ten
(10) days prior to the date such reports or written statements are due under the Main Lease.

         B. Any notice, demand, request or other communication which may be or is required to be given to the Owner as Landlord under the Main Lease shall be effective only if a copy of the notice to the Owner is either delivered personally or sent to Sublessor as provided under subparagraph C below.

         C. Any notice which one party wishes or is required to give to the other party


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will be regarded as given and received if in writing and either delivered personally to such party or sent certified or registered mail, return receipt requested, postage pre-paid, to the addresses below, or such other addresses as either party may, from time to time, designate by written notice to the other party:

    Sublessor:     IVI Publishing, Inc.
                   7500 Flying Cloud Drive
                   Eden Prairie, MN  55344
                   Attention:  CFO


    Sublessee:     Reality Interactive
                   7500 Flying Cloud Drive
                   Eden Prairie, MN  55344
                   Attention:     Wes Winnekins, CFO


    Owner:         Ryan Properties, Inc.
                   700 International Centre
                   900 Second Avenue South
                   Minneapolis, Minnesota 55402


15.  RELATIONSHIP OF THE PARTIES

    Nothing contained in this Sublease Agreement shall be deemed or construed by the parties hereto, or by a third party, to create the relationship of principal and agent or of partnership or joint venture or of any association whatsoever between Owner, Sublessor, or Sublessee. It is hereby expressly understood and agreed that no provision contained in this Sublease Agreement, nor any act or acts of the parties hereto shall be deemed to create any relationship between Sublessor and Sublessee other than the relationship of Sublessor and Sublessee.


16.  INVALIDITY

    If any part of this Sublease Agreement or any part of any provision hereof shall be adjudicated to be void or invalid, then the remaining provisions hereof, not specifically so adjudicated to be invalid, shall be executed without reference to the part or portion so adjudicated as invalid, insofar as such remaining provisions are capable of execution.


17.  IMPORTANCE OF EACH COVENANT

    Each covenant and agreement on the part of one party is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of


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the other party.


18.  CONDITIONS

    This Sublease Agreement is dependent and conditioned upon the Owner executing its consent to this Sublease Agreement in the form attached hereto as EXHIBIT C.


19.  SUCCESSORS AND ASSIGNS

    This Sublease Agreement and all covenants and agreements contained herein shall be binding upon, apply and inure to the benefit of the respective successors and assigns of the parties to this Agreement, subject to the restrictions imposed under this Sublease Agreement and the Main Lease relating to assignment or further sublease by the Sublessee.


20.  NON-WAIVER

    Sublessor's failure to insist upon strict performance of any covenant in this Sublease Agreement or to exercise any option or right herein contained shall not be a waiver or relinquishment of such covenant, right or option, but the same shall remain in full force and effect. Sublessor is specifically authorized to accept a partial payment (no matter how such payment may be labelled or conditionally delivered) without such acceptance being deemed a waiver of the balance of the amount owed.


21.  APPLICABLE LAW

    This Sublease Agreement shall be construed under the laws of the State of Minnesota.


22.  ENTIRE AGREEMENT/AMENDMENTS

    This Sublease Agreement and the Exhibits attached hereto set forth all of the covenants, promises, agreements, conditions and understanding between Sublessor and Sublessee concerning the Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them other than those which are set forth in this Sublease Agreement. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Sublease Agreement shall be binding upon Sublessor or Sublessee unless reduced to writing and signed by both parties.


23.  ADDENDUM


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    Attached to this Sublease is an Addendum, the terms and provisions of which are hereby incorporated into this Sublease by reference.


24.  COUNTERPARTS

    This Sublease Agreement and the Consent attached hereto may be separately executed as counterparts which shall be then read together and enforced.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above-written.


    SUBLESSOR:                    IVI PUBLISHING, INC.


                                  By   /s/ Joy Solomon
                                    -----------------------
                                  Its  CEO
                                     ----------



    SUBLESSEE:                    REALITY INTERACTIVE


                                  By   /s/ Wes Winnekins
                                    -----------------------
                                  Its  CFO
                                     ----------



                                      EXHIBIT A

                Site Plan of the Main Lease Premises and the Premises


                                      EXHIBIT B


                                 Addendum to Sublease

Sublessee shall pay Base Rent in the amount of $3.94 per square foot annually.


                                      EXHIBIT C

                             ACKNOWLEDGEMENT AND CONSENT


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    This Agreement is entered into effective as of Sept. 19, 1996 by and between Ryan/Wilson Limited Partnership, a Minnesota limited partnership, ("OWNER") and IVI Publishing, Inc., a Minnesota corporation ("TENANT").

                                  RECITALS

    Owner and Tenant are parties in the respective capacities of landlord and tenant in the Lease dated March 30, 1994 (the "LEASE") for the premises described in the Lease (the "PREMISES") located at 7500 Flying Cloud Drive, Eden Prairie, Minnesota.

    Tenant has requested that Owner grant Tenant permission to sublease a portion of the Subleased Premises to Reality Interactive, a Minnesota corporation ("SUBLESSEE") pursuant to the terms of the attached Sublease Agreement.

    Owner is willing to grant that consent subject to certain terms and conditions.

                                  PROVISIONS

    In consideration of the mutual covenants of the parties and other valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

    1. Owner grants permission to Tenant to sublease the Subleased Premises to Sublessee for a term commencing on December 1, 1996 and terminating May 31, 1999 (the "TERM") and pursuant to the terms and conditions of the attached Sublease Agreement.

    2. This consent shall not be construed as a consent to any other transfer, or any further subleasing of all or any portion of the Premises.

    3. Owner agrees that Sublessee's possession of the Premises pursuant to the terms of the Sublease Agreement shall not be disturbed so long as Sublessee is not in default under the terms of such Sublease Agreement and Tenant is not in default under the terms of the Main Lease.

                                  RYAN/WILSON LIMITED PARTNERSHIP
                                  By Ryan Properties, Inc, its General Partner
                                  By:    /s/ John P. Kelly
                                     ---------------------------
                                  Its:           Pres.
                                      --------------------------

                                IVI PUBLISHING, INC.

                                By:    /s/ Joy Solomon
                                   ------------------------
                                  Its:   CEO
                                      -----------


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